Exhibit 10.9(a)

Amendment No. 1 to the Blyth Industries, Inc.

1994 Employee Stock Option Plan

(as Amended and Restated as of March 30, 2000)

1.                           The last paragraph of Section 1 of the Blyth Industries, Inc. 1994 Employee Stock Option Plan (as Amended and Restated as of March 30, 2000) (the “Plan”) shall be amended and restated as follows:

“This amended and restated plan increases the number of shares issuable upon exercise of options granted under the Plan by (i) 1,000,000 shares to 2,880,000 shares and (ii) on an annual basis on each of February 1, 2001, February 1, 2002 and February 1, 2003.”

2.                           Section 3(a) of the Plan shall be amended and restated as follows:

“Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan shall not exceed the sum of (i) 2,880,000 shares plus (ii) an additional number of shares, which are to be added on each of February 1, 2001, February 1, 2002 and February 1, 2003, equal to the lesser of (A) three-quarters of one percent (0.75%) of the total outstanding shares of Common Stock of the Corporation on the applicable Anniversary Date and (B) 600,000 shares. In no event may the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common Stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan exceed 4,680,000 shares.”

3.                           The first sentence of Section 5(a) of the Plan shall be amended and restated as follows:

“Options may be granted under the Plan at any time and from time to time on or prior to May 31, 2003.”

4.                           Section 12 of the Plan shall be amended and restated to read in its entirety as follows:

“EXPIRATION AND TERMINATION OF THE PLAN.

Except with respect to Options then outstanding, the Plan shall expire on June 1, 2003 (the “Expiration Date”).  Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.”

5.                           This Amendment shall be effective as of June 1, 2003, subject to the approval of the majority of the stockholders of the Corporation of the Corporation’s 2003 Incentive Plan.  In the event that a majority of the stockholders of the Corporation do not approve the Corporation’s 2003 Incentive Plan, this Amendment shall be void, ab initio.

6.                           Except as specifically provided herein, the Plan shall remain in full force and effect.